NEUMAN & DRENNEN, LLC
                                 ATTORNEYS AT LAW
                                  1507 PINE STREET
                               BOULDER, COLORADO 80302


                                   October 26, 1999


iGeniSys, Inc.
654 North Belt East, Suite 310
Houston, TX  77060

     Re:  S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington D.C., pursuant to the Securities Act of 1933, as amended, by IGeniSys, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 3,490,611 shares of its Common Stock, $.001 par value, as proposed and more fully described in such Registration Sttement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                 Sincerely,


                                 Clifford L. Neuman
CLN:gg